Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2009 (July 27, 2009 with respect to the retrospective adjustments as described in Notes 2 and 8 and the June 2009 subsequent event as described in Note 19), relating to the consolidated financial statements and consolidated financial statement schedules of CBL & Associates Properties, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51) and the effectiveness of CBL & Associates Properties, Inc.’s internal control over financial reporting appearing in the Current Report on Form 8-K of CBL & Associates Properties, Inc. dated July 27, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

August 7, 2009